As filed with the U.S. Securities and Exchange Commission on February 22, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware		27-0334803
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)

Unity Software Inc. 2020 Equity Incentive Plan
Unity Software Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)

John Riccitiello
President and Chief Executive Officer
Unity Software Inc.
30 3rd Street
San Francisco, California 94103‑3104
(415) 539‑3162
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachel Proffitt Jon Avina Jonie Kondracki Julia R. Boesch Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000		Nora Go Unity Software Inc. 30 3rd Street San Francisco, CA, 94103 (415) 539-3162

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non‑accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE
2020 Equity Incentive Plan
The 2020 Equity Incentive Plan (the “2020 Plan”) of Unity Software Inc. (the “Registrant”) provides that the total number of shares reserved for issuance under the 2020 Plan will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding year, or a lesser number of shares determined by the Registrant’s Board of Directors. Accordingly, on January 1, 2022, the number of shares of Common Stock reserved under the 2020 Plan increased by an additional 14,629,617 shares (or 5% of the outstanding shares of Common Stock as of December 31, 2021).
2020 Employee Stock Purchase Plan
The Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) provides that the total number of shares reserved for issuance under the 2020 ESPP will automatically increase on January 1st of each year for a period of up to ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, and (ii) 10,576,183 shares of Common Stock; provided that prior to the date of any such increase, the Registrant’s Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). Accordingly, on January 1, 2022, the number of shares of Common Stock reserved under the 2020 ESPP increased by an additional 2,925,923 shares (or 1% of the outstanding shares of Common Stock as of December 31, 2021).
The Registrant previously registered shares of its Common Stock for issuance under the 2020 Plan and 2020 ESPP on a Registration Statement on Form S-8 (File No. 333-248882) filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2020 and a subsequent Registration Statement on Form S-8 (File No. 333-253935) filed with the SEC on March 5, 2021 (together, the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as that to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Forms S-8, to the extent relating to the registration of Common Stock issuable under the 2020 Plan and 2020 ESPP, are incorporated herein by reference and made part of this Registration Statement.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
(a)The contents of the Prior Forms S-8 relating to the 2020 Plan and the 2020 ESPP, previously filed with the SEC on September 18, 2020 (File No. 333-248882) and March 5, 2021 (File No. 333-253935);
(b)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”), which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on February 22, 2022; and
(c)The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on September 9, 2020 under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit [4.3] of the 2021 10-K.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement..
Item 8. EXHIBIT INDEX
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.	8-K	001-39497	3.1	September 22, 2020

4.2	Amended and Restated Bylaws of the Registrant, as amended.	S-1/A	333-248255	3.4	September 9, 2020

4.3	Specimen common stock certificate of the Registrant.	S-1/A	333-248255	4.1	September 9, 2020

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Unity Software Inc. 2020 Equity Incentive Plan and related form agreements.	10-K	001-39497	10.3	February 22, 2022

99.2	Unity Software Inc. 2020 Employee Stock Purchase Plan.	S-8	333-248882	99.4	September 18, 2020

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 22nd day of February, 2022.

UNITY SOFTWARE INC.

By:	/s/ Luis Visoso
Luis Visoso
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Riccitiello, Luis Visoso and Nora Go, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Riccitiello	President, Chief Executive Officer, and Executive Chairman of the Board of Directors	February 22, 2022
John Riccitiello	(Principal Executive Officer)

/s/ Luis Visoso	Senior Vice President and Chief Financial Officer	February 22, 2022
Luis Visoso	(Principal Financial and Accounting Officer)

/s/ Roelof Botha	Director	February 22, 2022
Roelof Botha

/s/ Mary Schmidt Campbell	Director	February 22, 2022
Mary Schmidt Campbell, Ph.D.

/s/ Egon Durban	Director	February 22, 2022
Egon Durban

/s/ David Helgason	Director	February 22, 2022
David Helgason

/s/ Alyssa Henry	Director	February 22, 2022
Alyssa Henry

/s/ Keisha Smith-Jeremie	Director	February 22, 2022
Keisha Smith-Jeremie

/s/ Barry Schuler	Director	February 22, 2022
Barry Schuler

/s/ Robynne Sisco	Director	February 22, 2022
Robynne Sisco